UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	LV1H6

5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2008, the Board of Directors of Cott Corporation (the “Company”) approved a change in the fiscal year of the Company from the last Saturday in December to the Saturday closest to December 31, effective for the Company’s fiscal year 2009 ending on January 2, 2010. The change in fiscal year is subject to the applicable laws of the jurisdictions in which the Company and its subsidiaries operate and, in certain cases, subject to approval by the various tax authorities in those jurisdictions.

Since there is no change to the end of the Company’s fiscal year 2008 as a result of this change, there will be no transition period. Therefore, in accordance with Rule 13a-10(d)(1) promulgated pursuant to the Securities Exchange Act of 1934, a transition report is not required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

December 12, 2008	By:	/s/ Juan Figuereo
Juan Figuereo
Chief Financial Officer